EXHIBIT 99.1

FEDERAL HOME LOAN BANK OF BOSTON
2007 EXECUTIVE INCENTIVE PLAN

Revised as of May 18, 2007

Purpose

The Federal Home Loan Bank of Boston (Bank) has established an Executive Incentive Plan (EIP) to:

•                  promote achievement of the Bank’s financial plan and strategic objectives as spelled out in the 2007 Strategic Business Plan;

•                  provide total annual compensation (i.e., salary plus incentive) that is competitive with other financial institutions in the employment markets in which the Bank competes, including other Federal Home Loan Banks; and

•                  facilitate the retention and commitment of corporate officers.

Bank’s Objectives for 2007

The focus of the Bank’s 2007 Strategic Business Plan is summarized in two words: profitable growth.  The Bank is targeting steady growth in business with members in terms of both advances and mortgages. While the Bank’s focus will be profitable growth, we will continue to enhance the Bank’s operational infrastructure, and we will maintain and reinforce the Bank’s commitment to conservative and prudent risk management and compliance.

Also for 2007, the Bank has identified three all-encompassing long-term strategic goals that demonstrate our commitment to the Bank’s mission, vision, the needs of its stakeholders, and the well-being of the New England region:

1.               to foster a member-centric organization;

2.               to maintain trust and confidence among stakeholders; and

3.               to harness the power of technology to maintain maximum efficiency and productivity.

The goals in the 2007 incentive plan are designed to reinforce the focus of the Bank’s 2007 Strategic Business Plan.

The incentive goals are summarized in the following table with more detail following(1):

Goal	Weight			Threshold	Target	Excess
	Pres.	1	2
Pre-tax ROE (Adjusted for Net Prepayment Fees) Spread to LIBOR	20%	20%	20%	300 basis points	400 basis points	500 basis points

Percentage Growth in Average Member Credit Extension (Advances and Letters of Credit, net of CDA and NEF) Balances 2007 Over 2006 With National, Growth-Oriented, and Insurance Company Segments	10%	10%	10%	Maintain 2006 average	4 percent	8 percent

Percentage Growth in Average Member Credit Extension (Advances and Letters of Credit, net of CDA and NEF) Balances 2007 Over 2006 With Community Bank and Credit Union Segments	10%	10%	10%	3 percent	5 percent	8 percent

Percentage Growth in Targeted Mission-Related Advances Programs (CDA and NEF) 2007 Over 2006	5%	5%	0%	10 percent	20 percent	30 percent

Examination Results	15%	15%	15%	N.A.	“2” rating in 2007 exam report	“1” rating in 2007 exam report

Operational Component	15%	25%	30%	As defined	As defined	As defined

Discretionary Component	25%	15%	15%	As documented by supervisor	As documented by supervisor	As documented by supervisor

Profitability Goal
2007 Goal:	Pre-tax ROE (Adjusted for Net Prepayment Fees) Spread to LIBOR
Weight:	President: 20 percent; Tier 1: 20 percent; Tier 2: 20 percent
Threshold:	300 basis points

(1)             A summary of weights, by goal, as approved by the Board of Directors on May 18, 2007, are illustrated in Appendix A.

(2)             Revisions to the weight of this goal for several Tier I participants, as approved by the Board of Directors on May 18, 2007, are illustrated in Appendix A.

Target:	400 basis points
Excess:	500 basis points

The metric will be the spread by which the Bank’s pre-tax (i.e., pre-REFCorp and pre-AHP) ROE (adjusted for net prepayment fees) exceeds the daily average of the bond-equivalent yield of three-month LIBOR.  The projection for this metric in the 2007 Strategic Business Plan’s base case is 402 basis points.

The difference between “ROE” and “ROE Adjusted for Net Prepayment Fees” is that the latter defers the net effect of prepayment fee income from advances or investments and associated debt retirement and hedge unwind expenses over the expected remaining lives of the assets that were prepaid.  The exclusion of prepayment fee income and associated debt retirement and swap unwind expense from the core ROE metric removes the potential for “windfall” compensation in the event of heavy prepayment fee income and removes a conflict with the objective of prudent asset-liability management by excluding the otherwise punitive cost of debt retirement and swap unwind expense.

The metric is not distorted by the general level of interest rates (which affects both dollar earnings and prepayment speeds on advances), and it is independent of the Bank’s asset size.  It also eliminates a tax bias associated with REFCorp and AHP.  It does, however, implicitly factor in operating efficiencies, since projected core ROE will be impaired to the extent the Bank’s budget is exceeded.

Growth Goals

2007 Goal:	Growth in Average Member Credit Extensions (Advances and Letters of Credit, net of CDA and NEF) with National, Growth-Oriented, and Insurance Company Accounts
Weight:	President: 10 percent; Tier 1: 10 percent; Tier 2: 10 percent
Threshold:	Maintain 2006 average
Target:	4 percent
Excess:	8 percent

2007 Goal:	Growth in Average Member Credit Extensions (Advances and Letters of Credit, net of CDA and NEF) with Community Bank and Credit Union Segments
Weight:	President: 10 percent; Tier 1: 10 percent; Tier 2: 10 percent
Threshold:	3 percent
Target:	5 percent
Excess:	8 percent

2007 Goal:	Growth in Average Targeted Mission-Related Advances Programs
Weight:	President: 5 percent; Tier 1: 5 percent; Tier 2: 0 percent
Threshold:	10 percent
Target:	20 percent
Excess:	30 percent

To achieve the projected level of growth, management will implement the member differentiation strategy that began in 2006.  This effort will begin with the alignment of processes, structures, people and systems to support and deliver the core elements of the strategy.  Other processes that are integral to the strategy will also be identified and aligned.  Top priority within this strategy will be given to delivering solutions to the national account segment and implementing collateral policy and process changes in support of solutions for all segments.

For purposes of the 2007 EIP, the five member segments have been aggregated into two groups with similar characteristics.  An average growth target based on advances and letters of credit has been established for each group.(i)  The table below shows the starting and target ending balances for these two groups:

$Billions	2006 Projected Average Advances and Letters of Credit (Net of CDA and NEF) Base	Target Growth	2007 Projected Average Advances and Letters of Credit (Net of CDA and NEF)
National, Growth- Oriented, and Insurance Company Accounts	$31.5 billion	4 percent	$32.8 billion
Community Bank and Credit Union Accounts	$ 8.0 billion	5 percent	$ 8.4 billion

The Bank currently holds a 68 percent market share of the wholesale funding used by national accounts and a 80 percent market share of wholesale funding used by growth oriented institutions.  The Bank will aggressively seek to expand its market share in 2007 through pricing, product development and streamlining internal policies and procedures to create a more user-friendly experience for members.  In addition, the Bank is expanding its efforts to reach the insurance industry with products that address their business needs.  These institutions do not access the traditional wholesale funding market used by banks.

In contrast, the Bank enjoys a nearly 100 percent market share of wholesale funding used by community institutions and credit unions.  Growth in advances from this segment will be dependent on the Bank’s ability to help members expand their own market share pursuant to their own business plans.  The Bank will also compete for funding increasingly being diversified into brokered CD and repurchase agreements.

Member demand for letters of credit is increasing for targeted purposes.  The Bank earns a spread that is comparable to advances and remains well protected from credit and other potential sources of risk.  As a result, management has included letters of credit in the base and projections as a valuable product to the membership that provides a reasonable return at reasonable risk to the Bank.

Management is managing MPF volume by not seeking master commitments from its largest PFIs.  As a result, MPF volume is not included in the 2007 EIP goals.

The focus of the mission-related metric will be to expand member lending activities in the communities they serve through the Bank’s Community Development Advances (CDA) and New England Fund (NEF) advances.(ii)

The projected average CDA and NEF advances balance for 2006 is $1.8 billion.  A twenty percent increase would grow average mission-related advances to $2.2 billion.  This increase would be driven by relatively small advances disbursements.

Bank staff will actively use the outreach and education tools available to achieve the goal, including the successful Community Development Consult program, funding strategies, training programs, and publication of examples of successful initiatives.

Exam Goal

2007 Goal:	Examination Result
Weights:	President: 15 percent; Tier 1: 15 percent; Tier 2: 15 percent
Threshold:	None
Target:	“2” rating in 2007 exam report
Excess:	“1” rating in 2007 exam report

In the 2007 exam report, the Federal Housing Finance Board (Finance Board) will rate the Bank “1,” “2,” “3,” or “4.”, with “1” being the highest possible rating and “4” being the lowest.  A payment on this goal will be made at target if the Bank’s rating is “2.”  A “1” rating will result in an excess payout on this goal.

Operational Component

Weights:	President: 15 percent; Tier 1: 25 percent; Tier 2: 30 percent with individualized weightings on each operational initiative.
Threshold:	As defined below
Target:	As defined below
Excess:	As defined below

Payments awarded under the Operational Component will be based on the individual weighting for each participant and the Bank’s achievement, as assessed by management at the end of the plan-year and approved by the Personnel Committee, on the following key Bank-wide initiatives, which support the Bank’s all-encompassing three strategic goals:

To foster a member-centric organization

Continue to engage the entire organization in the Competitive Positioning Initiative:

•                  Threshold: Implement the member differentiation strategy that began in 2006 by establishing written account plans for selected members.

•                  Target: Address the Competitive Positioning Initiative collateral solutions by developing an implementation plan for a new collateral system and executing in accordance with the approved plan.(3)

•                  Excess:  Meet requirements for Threshold and Target, plus in the fourth quarter conduct a survey of members focused on satisfaction level with customer service, ease of doing business with the Bank and competitiveness of policies and procedures, with particular focus on collateral.  Overall satisfaction must be at least a “2” rating on a scale of 1 to 5, with “1” being the highest rating.

Maintain trust and confidence among stakeholders

Ensure Sarbanes-Oxley compliance —

•                  Threshold:   N.A.

•                  Target:   Develop, review and obtain approval at the February 2007 Audit Committee meeting of a SOX Project Plan developed to support the internal control assessment by management.  Complete all required SOX 404 implementation and compliance procedures  in accordance with SEC deadlines. Provide status updates to the Audit Committee at least once per quarter.

•                  Excess: Meet requirements for Target, plus complete an initial project plan directed toward an efficiency review of identified business processes.

To harness the power of technology to maintain maximum efficiency and productivity

Summit  — (revised as of May 18, 2007)

•                  Threshold: Derivatives basic accounting phase production-ready by year-end.

•                  Target: Meet requirements for Threshold, plus derivatives valuation phase production ready by year-end.

•                  Excess:  N.A.

To successfully complete department specific initiatives

In addition to the key bank-wide initiatives, there are department specific initiatives and projects that contribute to the success of the bank. This section provides for recognition of the participant’s successful completion of those initiatives.

•                  Threshold: As determined by the manager

•                  Target: As determined by the manager

•                  Excess: As determined by the manager

(3)             Project plan development is dependent on the completion of detailed requirements.  These requirements are under development.  While it is our desire to complete this initiative in 2007, final implementation activities may extend into 2008, depending on the overall scope and complexity of the project, yet to be determined.

Operational Component Initiatives Weighted by Individual(4):

Participant	Competitive Positioning %	SOX %	Summit %	Dept. Specific Operational Initiatives %	Total %
Michael A. Jessee	5	5	5	0	15
Janelle K. Authur	5	5	0	15	25
Earl Baucom	5	10	5	5	25
George Collins	5	5	10	5	25
M. Susan Elliott	15	5	0	5	25
William Hamilton	5	5	0	15	25
Ellen McLaughlin	5	10	0	10	25
Frank Nitkiewicz	5	10	5	5	25
William L. Oakley	5	10	10	0	25
Daniel Devine	5	10	5	10	30
Brian Donahue	0	15	10	5	30
Jack Henderson, Jr.	10	10	0	10	30
Kelly A. LaCava	5	10	10	5	30
Rachele McDonough	10	5	0	15	30
William J. Murphy	15	10	0	5	30
Paul Pouliot	10	5	0	15	30
Allison Powell	10	5	0	15	30
Paul Webber	10	5	0	15	30
Kevin Whittaker	10	5	5	10	30
Kenneth Willis	10	5	0	15	30

Payments awarded to individual participants under the Operational Component for the Competitive Positioning, SOX and Summit initiatives will be based on achievement of the initiative at Threshold, Target or Excess and according to the individual’s weight for that initiative.  Payments awarded under the department-specific operational initiatives will be based on the individual’s combined, overall performance on the one to three operational initiatives as determined by the manager.  Managers may select a payout percentage for department-specific objectives from a range of threshold to a maximum payout at excess.  If the department-specific operational initiatives are not substantially achieved, the manager may award zero for this initiative.

Discretionary Component(5)

Weights:               President: 25 percent; Tier 1: 15 percent; Tier 2: 15 percent
Threshold:            As defined by manager/supervisor

(4)             Revisions to the weight of initiatives within the Operational Component goal for several Tier I and Tier II participants, as approved by the Board of Directors on May 18, 2007, are illustrated in Appendix A.

(5)             Revisions to the weight of the Discretionary Component goal for several Tier I and Tier II participants, as approved by the Board of Directors on May 18, 2007, are illustrated in Appendix A.

Target:                  As defined by manager/supervisor
Excess:                  As defined by manager/supervisor

Payments awarded under the Discretionary Component will take into consideration the individuals’ contribution toward the Bank’s or department’s specific goals or initiatives. It is understood that the success of the bank in achieving its goals as set forth in the Plan requires individual contribution. This component allows for recognition of that contribution, as assessed by the manager/supervisor. The contribution may also be toward a department specific initiative.

There may also be a subjective element in this component so that a manager/supervisor can award a participant’s leadership, work ethic, attitude, or other such similar intangible attribute that contributes to the Bank’s success.  Managers/supervisors need to provide reasonable documentation that states the basis for whatever award is recommended under the discretionary component.

Incentive Potential

Eligible employees will be assigned an incentive award potential expressed as a percentage of the incumbent’s base salary in effect at year-end 2007 as follows:

	Incentive as a Percent of Salary
	Threshold	Target	Excess
President	25.00%	50.00%	75.00%
Tier I	18.75%	37.50%	56.25%
Tier II	15.00%	30.00%	45.00%

2007 Participation

The following individuals are participants in the EIP for 2007:(iii)

President	Tier I	Tier II
Michael A. Jessee	Janelle K. Authur	Daniel Devine
	Earl Baucom	Brian Donahue
	George Collins	Jack Henderson, Jr.
	M. Susan Elliott	Kelly A. LaCava
	William Hamilton	Rachele McDonough
	Ellen McLaughlin	William J. Murphy
	Frank Nitkiewicz	Paul Pouliot
	William L. Oakley	Allison Powell
Paul Webber
Kevin Whittaker
Kenneth Willis

EIP Administration

The EIP is administered by the Personnel Committee of the Board of Directors (Committee), which shall have full power and binding authority to construe, interpret, and administer the EIP, and to adjust it during or at the end of the calendar year covered by the EIP for extraordinary circumstances.  Extraordinary circumstances may include changes in business strategy, termination or commencement of business lines, impact of severe economic fluctuations, significant growth or consolidation of the membership base, or significant regulatory or other changes impacting the Bank or Bank System.

The Committee reserves the right at any time to amend, suspend or terminate the EIP in whole or in part, for any reason, and without the consent of any EIP participant.

The Bank’s President and Chief Executive Officer will determine participation in the EIP with the concurrence of the Committee.

EIP awards shall not be considered earned or payable, in whole or in part, to any participant for any reason until they are finally determined by the Bank’s President and Chief Executive Officer with the concurrence of the Committee following the end of the plan year.  Moreover, unless otherwise specifically determined by the President and Chief Executive Officer with the concurrence of the Committee, a participant will be entitled to payment of an award only if the participant is employed on the date of payment of the award.  However, any individual hired or promoted into an eligible position during the plan year who is granted an award shall have any such incentive award prorated based on months of EIP participation, providing he/she has served a minimum of six months in that role and otherwise satisfies the EIP’s requirements.

Except as set forth in the following paragraph, any EIP participant who terminates employment for any reason, whether voluntarily or involuntarily, before the end of the plan year, defined as the period January 1, 2007 through December 31, 2007, shall not be entitled to any award, except as otherwise determined by the Bank’s President and Chief Executive Officer, with the concurrence of the Committee, at their sole discretion.

EIP participants who terminate employment with the Bank by reason of death or disability prior to the conclusion of the plan year will receive a pro rata payment of any incentive award determined by the Bank’s President and Chief Executive Officer, with the concurrence of the Committee, based on the months of completed service as an EIP participant during the year.  Beneficiaries of such payments will be the same as identified in the Bank’s group insurance plan.

The Bank may make such provisions, as it deems appropriate, for withholding payroll taxes in connection with payment of EIP awards.

The Bank also has several other incentive programs for staff at the Bank designed to motivate employees to become more innovative and productive. The Bank’s President is responsible for the administration of each of these programs and has the authority to construe, implement, and administer programs, as appropriate.

(i)                Average Advances and Letters of Credit Balances are defined as the average daily balance of advances and Letters of Credit (net of CDA and NEF).  If a member merges into a non-member, the merged entity’s balances will be excluded from the calculation for 2007 and the average balance for 2006.  If, for example, a community bank member is merged into a national account member, all of the merged member’s balances for 2006 and to the 2007 merger date will be included in the national account member group. The 2006 year-end average numbers include Bank of America and exclude all institutions that were merged or acquired through January 2, 2007.

(ii)             This goal is measured using the following advance product types: 822, 873, 877, 878, 879, 903, 904, and 914 and any new housing and community development product codes introdued during the Plan year.

(iii)          All corporate officers are listed as EIP participants with one exception: Paul Peduto, First Vice President, Sales and Business Development.  Mr. Peduto is a participant in the Bank’s Sales Incentive Plan and is eligible for an incentive award equivalent to a Tier II participant in the EIP.

Appendix A

2007 Executive Incentive Plan - Revised Weights by Individual - As Approved May 18, 2007

Participant	ROE	Growth 1	Growth 2	Growth 3- Mission	Exam	Operational Component				Discretionary Component	TOTAL
						Competitive Positioning	SOX	Summit	Dept. Specific
Michael A. Jessee	20	10	10	5	15	5	10	10	0	15	100
Janelle K. Authur	20	10	10	5	15	5	5	0	15	15	100
Earl Baucom	20	10	10	0	15	5	15	20	0	5	100
George Collins	20	10	10	0	15	5	15	20	0	5	100
M. Susan Elliott	20	10	10	5	15	15	5	0	5	15	100
William Hamilton	20	10	10	5	15	5	5	0	15	15	100
Ellen McLaughlin	20	10	10	5	15	5	10	0	10	15	100
Frank Nitkiewicz	20	10	10	0	15	5	15	20	0	5	100
William L. Oakley	20	10	10	0	15	5	15	20	0	5	100
Daniel Devine	20	10	10	0	15	5	15	20	0	5	100
Brian Donahue	20	10	10	0	15	0	15	20	5	5	100
Jack Henderson, Jr.	20	10	10	0	15	10	10	0	10	15	100
Kelly A. LaCava	20	10	10	0	15	5	10	20	5	5	100
Rachele McDonough	20	10	10	0	15	10	10	5	5	15	100
William J. Murphy	20	10	10	0	15	15	10	0	5	15	100
Paul Pouliot	20	10	10	0	15	10	5	0	15	15	100
Allison Powell	20	10	10	0	15	10	5	0	15	15	100
Paul Webber	20	10	10	0	15	10	5	0	15	15	100
Kevin Whittaker	20	10	10	0	15	10	5	15	5	10	100
Kenneth Willis	20	10	10	0	15	10	5	0	15	15	100

Bold indicates weighting has been revised for the participant
In revising the weight of the goals, Summit was maintained somewhat higher than SOX and the weights on the mission, department specific and/or discretionary component were reduced or eliminated for certain participants